Exhibit 99.2

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY ANNOUNCES KURT DARROW TO RETIRE AS CEO; WILL REMAIN CHAIRMAN OF THE BOARD

CFO Melinda Whittington to Succeed Darrow as CEO

MONROE, Mich., February 16, 2021--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced that Kurt L. Darrow will retire from his positions as President and Chief Executive Officer (“CEO”) on April 25, 2021, after more than 40 years of service to the company. His retirement follows the end of La-Z-Boy’s fiscal 2021 year. He will remain Chairman of the Board of Directors, in a non-executive capacity.

Reflecting the company’s long-standing commitment to thoughtful succession planning, Melinda D. Whittington, Chief Financial Officer (“CFO”), was unanimously appointed by the Board to serve as President and CEO of La-Z-Boy Incorporated. Robert (“Bob”) G. Lucian, Vice President, Finance, will succeed Whittington in the role of CFO. In addition, Whittington was elected to serve on the Board of Directors, effective April 25, 2021.

Darrow stated, “It has been an extraordinary honor to serve as La-Z-Boy’s President and CEO for the past 17 years, as well as Chairman of the Board since 2011. I have had the opportunity to watch and be part of this company’s evolution from a manufacturer of a single product, the iconic La-Z-Boy recliner, to become the second-largest provider of residential furniture in the U.S., with a growing and vibrant La-Z-Boy Furniture Galleries® retail network. As a team, we have delivered long-term profitable growth in a dynamic industry, which has weathered monumental change. I am proud of every employee across our organization, all of whom have and continue to contribute to our success, and it has been a motivating and gratifying privilege to work with them while honoring the legacy of our founders and the values they instilled upon our company and culture.”

Darrow added, “On behalf of our Board of Directors, it is with great pleasure that we appoint Melinda as our next CEO. Her more than 30 years’ experience, including extensive consumer products expertise, proven capability in operational and financial matters, strategic vision and sharp focus, will guide the company forward as the landscape for home furnishings continues to evolve. It is the right time for Melinda to take the helm. Her strategic acumen and demonstrated leadership skills position her to successfully lead La-Z-Boy to and through its next chapter of growth. The company is in excellent shape and, as I step away from the day-to-day operations, I have every confidence Melinda and our top-tier leadership team will leverage the many opportunities that lie ahead for La-Z-Boy.”

W. Alan McCollough, Lead Director of the Board, said: “Kurt has made a significant impact on La-Z-Boy Incorporated. During his tenure as CEO, he strengthened the La-Z-Boy brand, honed the company’s portfolio, championed and evolved the company’s integrated-retail strategy and entered the company into the e-commerce arena. Kurt’s vision for the future helped transform La-Z-Boy’s global supply chain into a value-creating asset and set the company on a course for continued growth and profitability. Kurt led the company through two of the most challenging times in its history, the Great Recession and, more recently, through uncharted territory resulting from the global COVID-19 pandemic. La-Z-Boy was fortunate to have a CEO of his caliber. On behalf of the Board and the entire La-Z-Boy organization, I thank him for his many contributions to the company and look forward to his continued leadership of our Board.”

Whittington said, “I am honored by the opportunity to lead La-Z-Boy, with its rich and storied 94-year history and iconic brand. We have a solid platform from which to grow and prosper and a bright future ahead. Our team is proven, passionate and skilled, and we will capitalize on opportunities for future growth and innovation, including the build out of our omnichannel presence while we help consumers turn their houses into homes. I would like to thank Kurt and the Board for placing their trust and confidence in me as I move into the CEO role and lead a company made up of people with extraordinary talent and dedication.”

Whittington added, “I look forward to working with Bob as our new CFO. With his strong financial expertise and business acumen, including more than three decades of experience at The Procter and Gamble Company (P&G), he will seamlessly move into the CFO role. During his last two years as La-Z-Boy’s VP, Finance, he brought meaningful improvement to the organization’s finance processes and business decision making. I’m confident he will continue to provide financial and business leadership as our CFO.”

About Kurt L. Darrow
Kurt Darrow joined La-Z-Boy in 1979, moved through the ranks of the organization, and was named President and CEO in 2003 and Chairman in 2011. An out-of-the-box strategist, Darrow accelerated the company’s transformation from solely a chair manufacturer to one that manufactures and offers stylish and aspirational furniture for every room in the home. Under his leadership, La-Z-Boy became one of the most recognized brands in the furniture industry, is the largest reclining chair manufacturer worldwide, and is the second-largest manufacturer/distributor of residential furniture in the U.S. Darrow is also credited for the rapid expansion and evolution of the company’s branded distribution system into one of the largest in the industry, the company’s integrated-retail strategy, and the global supply chain transformation that established the company’s unique positioning in the marketplace where it offers consumers the option of mass customization with quick delivery.

Within the furniture industry, Darrow has held numerous prominent roles at the American Home Furnishings Alliance (AHFA), the American Furniture Hall of Fame Foundation, Inc., and currently serves as an Executive Board Member of the Anti-Defamation League’s Furniture Division. He was inducted into the American Home Furnishings Hall of Fame in 2018, was honored in 2015 with the City of Hope Spirit of Life Award, received the Distinguished Service Award in 2013 from the AHFA, and, in 2003, was the recipient of the Anti-Defamation League’s American Heritage Award. Darrow is a member of the Board of Directors for CMS Energy

Corporation, and the Board and Executive Committee of Business Leaders for Michigan. He also serves on the ProMedica Board of Trustees. Darrow earned a BA in business administration and an Honorary Doctorate from Adrian College and served as a member of the college’s Board of Trustees from 2002 to 2011.

About Melinda D. Whittington
Melinda D. Whittington joined La-Z-Boy in 2018 as Chief Financial Officer, bringing more than 30 years of experience to the role, where she leads the global finance and accounting team responsible for external reporting, financial planning and analysis, investor relations, internal audit, treasury and risk management and the tax function. Prior to joining La-Z-Boy, Whittington served as Chief Financial Officer for Allscripts Healthcare Solutions, a publicly traded, healthcare information technology solutions company. Prior to that, Whittington was Senior Vice President, Corporate Controller and Chief Accounting Officer for Kraft Foods Group, Inc. (now The Kraft Heinz Company), one of North America’s largest consumer packaged food and beverage companies. There, she led a team of employees responsible for external reporting, shared accounting services, treasury, financial planning and analysis, overheads and tax. From 1993 to 2014, Whittington held various finance leadership roles at The Procter and Gamble Company (P&G), including Finance Director, Global Home Products; Finance Director, Corporate Accounting; and Associate Finance Director for Global Business Services. Her roles included international experiences in Belgium and Costa Rica. Whittington currently serves on the board of the YMCA of Monroe, Michigan and is a member of the Ohio State University Fisher College of Business Dean’s Advisory Council. She is a summa cum laude graduate of Ohio State University, earning her BS in business administration. She is also a certified public accountant.

About Robert (“Bob”) G. Lucian
Bob Lucian joined La-Z-Boy in 2019 as Vice President – Finance where he is focused on sustainably improving monthly and annual business forecasting and planning processes, capital budgeting, market pricing and financial analysis of supply chain network design and new product opportunities. Prior to joining La-Z-Boy, Lucian was with Coty Inc. as CFO – North America Professional Beauty, responsible for integrating P&G’s Professional Hair Care business into Coty’s Professional Nail Care business. Prior to that, Lucian spent 32 years at P&G in positions of increasing responsibility in multiple business units, Corporate Finance, New Business Development, and Global Supply Chain Finance. He holds an MBA in finance and international business from the University of Cincinnati and is a cum laude graduate of the University of Notre Dame where he earned a BS in chemical engineering.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2020 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 158 of the 351 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 351 stand-alone La-Z-Boy Furniture Galleries® stores and 563 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.